EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 16, 2008, accompanying the financial statements of American Realty Capital Trust, Inc. (a Maryland Corporation in the Developmental Stage) which is included in this Amendment No. 5 of the Registration Statement and Prospectus on Form S-11 (File No. 333-145949). We consent to the inclusion in this Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 22, 2008